EXHIBIT 23.3


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2000, except for Note 15 as to which the date is June 20, 2000, relating to the consolidated financial statements of Blaze Software, Inc. for the year ended March 31, 2000 which appear in the Registration Statement on Form F-4 (No. 333-45430) of BROKAT Aktiengesellschaft, filed with the Securities and Exchange Commission.



/s/  PricewaterhouseCoopers LLP
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October 6, 2000
San Jose, California